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                                                                    Exhibit 99.3

Palm and Texas Instruments Engage in Far-reaching Collaboration

  Palm Selects OMAP(TM) Processors for Next-generation ARM(R)-based Solutions,
                                    Wireless

     SANTA CLARA, Calif. and DALLAS, Dec. 17 /PRNewswire/ -- Palm, Inc. (Nasdaq:
PALM) and Texas Instruments (TI) (NYSE: TXN) today announced that they have entered into a multifaceted business alliance that encompasses technology, product collaboration and joint marketing. Integral to the agreement, Palm's Solutions Group has selected TI's OMAP(TM) processor platform to power a set of next-generation handheld solutions, and TI's wireless GSM/GPRS technology to enable seamless connections of Palm(TM) handheld computers.

     By working with TI, the market leader in wireless technology, Palm executes on its key objectives of moving product lines to the more powerful ARM(R)-based processors and delivering wireless solutions to large enterprises. The alliance also shows accelerated market adoption of TI's OMAP processors as standard solutions for supporting data and multimedia-centric applications for handheld devices, in addition to wireless voice. The alliance further advances TI's strategy to address voice, data and multimedia regardless of the form factor.

     By combining TI's wireless technology leadership with Palm's expertise in handheld computing, the companies can bring users higher performance, longer battery life and a host of new capabilities. Examples of new business functions could include utilizing rich multimedia presentations or documents, or employing biometrics for security (fingerprinting); other more mainstream functions might include searching large databases, browsing the Web with rich multimedia content, playing video clips, listening to music, or playing graphically intensive, interactive games.

     "Working together, Palm and TI can accelerate the convergence of wireless voice, multimedia, and data," said Todd Bradley, Palm's executive vice president and COO of the Solutions Group. "We believe these capabilities will be increasingly important to the growing number of mobile enterprise users."

     "We are excited to work with Palm, the leader in handheld computing," said Gilles Delfassy, TI senior vice president and general manager of TI's Wireless Business Unit. "With TI's OMAP and wireless technology, Palm will deliver a set of next-generation devices that take the user experience to new levels."

     Palm and TI will share resources and technologies to accelerate the development of superior wireless solutions for enterprise customers as well as consumers. The companies also will co-promote the features and benefits of the resulting products to expand the market for wireless handhelds. TI also will endorse the OMAP processor-powered Palm solutions by adopting them internally as an executive standard, and placing them on its approved technology standards list for its more than 35,000 employees worldwide.

     In addition to Palm's selection of TI's OMAP processors and GSM/GPRS technology for a set of next-generation handheld solutions, TI will continue to offer Palm its portfolio of other silicon and software products, which include advanced DSP-based GSM/GPRS modem processors, OMAP application processors, radio frequency, analog baseband technology, power management, audio codecs and touch-screen controllers. Palm will leverage TI's strong wireless systems expertise and experience with leading design manufacturers to support development and manufacturing.

    TI's OMAP processor platform provides a foundation for enabling new applications. The TI platform has become the de-facto standard for 2.5G and

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3G wireless handhelds today. OMAP processors support high-performance and low power consumption -- essential features for any mobile device -- and are scalable to address any market segment. A broad network of developers is creating a variety of new applications based on the OMAP processors today. Through the Palm OS Ready Program offered by the Palm Platform Solutions Group, TI is optimizing the OMAP wireless platform for the Palm OS(R).

     Palm branded handhelds that incorporate OMAP processors are expected to be introduced in approximately one year.

     About Palm, Inc.

     Palm, Inc. is a pioneer in the field of mobile and wireless Internet solutions and a leading provider of handheld computers, according to IDC (December 2000). Based on the Palm OS(R) platform, Palm's handheld solutions allow people to carry and access their most critical information wherever they go. Palm(TM) handhelds address the needs of individuals, enterprises and educational institutions through thousands of application solutions.

     The Palm OS platform is also the foundation for products from Palm's licensees and strategic partners, such as Acer, Franklin Covey, HandEra (formerly TRG), Handspring, IBM, Kyocera, Samsung, Sony and Symbol Technologies. Platform licensees also include AlphaSmart, Garmin and Nokia. The Palm Economy is a growing global community of industry-leading licensees, world-class OEM customers, and approximately 175,000 innovative developers and solution providers that have registered to develop solutions based on the Palm OS platform. Palm went public on March 2, 2000. Its stock is traded on the Nasdaq national market under the symbol PALM. More information is available at http://www.palm.com.

     About TI

     Texas Instruments Incorporated is the world leader in digital signal processing and analog technologies, the semiconductor engines of the Internet age. The company's businesses also include sensors and controls, and educational and productivity solutions. TI is headquartered in Dallas, Texas, and has manufacturing or sales operations in more than 25 countries.

     Texas Instruments is traded on the New York Stock Exchange under the symbol TXN. More information is located on the World Wide Web at: http://www.ti.com.

     Safe Harbor Statement

     Statements contained in this press release regarding future product development and development timelines, expansion of the markets for wireless handhelds, expected capabilities and functionalities of Palm handheld computers and wireless solutions, expected promotional activities, expected endorsement and adoption of the OMAP processor-powered Palm solutions, continued availability of certain TI products and other statements of management's beliefs, goals and expectations may be considered "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by these statements, including possible difficulties integrating TI's technologies into Palm's products, services and solutions; possible fluctuations in the demand for Palm's products and services; possible fluctuations in economic or market conditions; changes in product plans, possible defects in existing or future products or solutions; possible marketing or development delays in future products or solutions; Palm's ability to compete effectively with existing and new competitors in the markets in which it competes or expects to compete; possible difficulties relating to a recent leadership change at Palm and possible difficulties relating to the separation of Palm's businesses. A detailed description of other risks and uncertainties that could cause actual results and events to differ materially from such forward-looking statements is included in TI's and Palm's most recent filings with the Securities and Exchange Commission, including TI's most recent Form 10-K, Palm's quarterly report on Form 10-Q for the fiscal quarter ended August 31, 2001, as amended, and Palm's Registration

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Statement on Form S-4 filed on September 10, 2001, as amended. We disclaim any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this press release.

     NOTE: Palm OS is a registered trademark and Palm is a trademark of Palm, Inc.

     OMAP is a trademark of Texas Instruments Incorporated.

     ARM is a registered trademark of ARM Limited.

     All trademarks and registered trademarks are the property of their respective owners.

SOURCE  Palm, Inc.




Web site:  http://www.palm.com
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CONTACT: Ronni Sarmanian of Palm media relations,
+1-408-878-2547, or Ronni.sarmanian@corp.palm.com; or Kathryn
                    -----------------------------
Bengtson of Texas Instruments media relations, +1-214-480-2046, or Kbengtson@ti.com
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